EXHIBIT 99.1
                                                                 ------------

                             [SPORT SUPPLY LOGO]



 FOR IMMEDIATE RELEASE                 FOR FURTHER INFORMATION:
 Tuesday, November 11, 2003            At the Company:
                                       Geoffrey Jurick, CEO and President, or
                                       Terry Babilla, COO
                                       Bob Mitchell, CFO
                                       972-484-9484


                         Sport Supply Group Announces
                      Fiscal 2004 Second Quarter Results

 Dallas, Texas Tuesday, November 11, 2003 - Sport Supply Group, Inc.  (OTCBB:
 SSPY), a leading institutional sporting goods distributor, today announced results for the three and six months ended September 26, 2003.

 Revenues remained relatively the same for the three and six months ended September 2003. Gross profits as a percentage of revenues declined from 30.7% and 30.5% to 28.2% and 28.3% for the three and six months ended September 2003 and September 2002, respectively, primarily due to aggressive competitive pricing and increased importing costs. Selling, general and administrative expenses continue to show significant reductions from the prior year due to the effects of previously implemented and ongoing cost reduction programs. Net income (loss) from continuing operations showed a $41,000 and $108,000 decline for the three and six months ended September 2003.

 During the September quarter, the Company began closing certain of its team dealer operations, with the sale of substantially all the assets (other than accounts receivable) of its team dealer located in Little Rock, Arkansas. This sale resulted in a year-to- date after tax charge to earnings of $289,000. Subsequent to the September quarter, the Company discontinued its team dealer operations in Enid, Oklahoma and Wichita, Kansas. The prior year six-month period reflects a one-time, $7.4 million non-cash charge associated with the cumulative accounting effect of implementing Financial Accounting Standards Board Statement 142 (Accounting for Goodwill and Other Intangible Assets).

 Geoffrey P. Jurick, Chairman & Chief Executive Officer and President of Sport Supply Group, Inc. stated, "We are pleased with the revenue stabilization and continued operating cost efficiencies at Sport Supply Group. We believe the future closing of our Oklahoma and Kansas team dealer locations will enable us to focus more resources on our core institutional sporting goods market."

 Sport Supply Group is a leading direct marketer and B2B e-commerce supplier of sporting goods equipment to the institutional and youth sports market place. Athletes, coaches and instructors in schools, colleges, universities, governmental agencies, camps and youth organizations across the country use the Company's products.

 For more information about Sport Supply Group or to sign up as an associate for your organizations own on-line sporting goods store, please visit www.sportsupplygroup.com.

                                    (more)

 ----------------------------------------------------------------------------
     This news release, other  than the historical information,  consists of forward looking statements that involve risks and uncertainties detailed from time to time in the Company's filings with the Securities and Exchange Commission, including the Company's Reports on Form 10-K and Form 10-Q. Such forward-looking statements are made based on management's belief as well as assumptions made by, and information currently available to, management pursuant to the 'safe harbor' provisions of the Private Securities Litigation Reform Act of 1995.  Actual results may vary materially.
 ----------------------------------------------------------------------------
                    (more - Financial data tables follow)


                  SPORT SUPPLY GROUP, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (UNAUDITED)


                                          Three Months Ended               Six Months Ended
                                       September       September      September       September
                                          2003            2002           2003            2002
                                      ---------------------------    ---------------------------
 Net revenues                        $ 25,896,678    $ 25,544,214   $ 51,687,793    $ 51,951,454

 Cost of sales                         18,585,257      17,696,357     37,044,925      36,088,743
                                      ---------------------------    ---------------------------
 Gross profit                           7,311,421       7,847,857     14,642,868      15,862,711

 Selling, general &
   administrative expenses              7,213,591       7,693,840     14,171,971      15,187,774
                                      ---------------------------    ---------------------------
 Operating income                          97,830         154,017        470,897         674,937

 Interest expense                        (150,080)       (147,095)      (299,518)       (315,224)

 Other income (expense), net               (1,447)          3,953         11,741          (3,994)
                                      ---------------------------    ---------------------------
 Income before income taxes,
  discontinued operations and
  cumulative effect of accounting
  change                                  (53,697)         10,875        183,120         355,719

 (Provision for) benefit of income
  taxes for continuing operations          19,868          (4,024)       (68,909)       (133,931)
                                      ---------------------------    ---------------------------
 Income from continuing operations        (33,829)          6,851        114,211         221,788

 Discontinued operations, net of tax     (256,428)         15,374       (289,425)         10,158

 Cumulative effect of
  accounting change                             -               -              -      (7,442,432)
                                      ---------------------------    ---------------------------
 Net income (loss)                   $   (290,257)   $     22,225   $   (175,214)   $ (7,210,486)
                                      ===========================    ===========================

 Basic earnings (loss) per share:
  Income from continuing operations  $       0.00    $       0.00   $       0.01    $       0.02
  Discontinued operations                   (0.03)           0.00          (0.03)           0.00
  Cumulative effect of
   accounting change                         0.00            0.00           0.00           (0.83)
                                      ---------------------------    ---------------------------
  Basic loss per share               $      (0.03)   $       0.00   $      (0.02)   $      (0.81)
                                      ===========================    ===========================

 Diluted earnings (loss) per share:
  Income from continuing operations  $       0.00    $       0.00   $       0.01    $       0.02
  Discontinued operations                   (0.03)           0.00          (0.03)           0.00
  Cumulative effect of
   accounting change                         0.00            0.00           0.00           (0.83)
                                      ---------------------------    ---------------------------
  Diluted loss per share             $      (0.03)   $       0.00   $      (0.02)   $      (0.81)
                                      ===========================    ===========================
 Weighted average common shares
  outstanding
  Basic                                 8,917,244       8,917,244      8,917,244       8,917,244
  Diluted                               8,917,244       8,917,244      8,917,244       8,917,244


                                          (more)

                  SPORT SUPPLY GROUP, INC. AND SUBSIDIARIES
                     CONSOLIDATED  SUMMARY BALANCE SHEETS
                                 (UNAUDITED)

                                      September 26, 2003    March 28, 2003
                                      ------------------    --------------

 Cash and cash equivalents                   787,352           2,142,302
 Accounts receivable                      15,496,663          20,245,675
 Inventory                                18,325,469          19,564,314
 Other current assets                      2,301,979           2,102,125
                                      ------------------------------------
   Total current assets                   36,911,463          44,054,416

 Plant, property and equipment             7,764,132           8,519,936
 Other assets                              8,949,148           9,421,287
                                      ------------------------------------
   Total assets                           53,624,743          61,995,639
                                      ====================================

 Current liabilities                      12,225,469          16,338,359
 Long term debt                           13,528,961          17,611,753
 Stockholder's equity                     27,870,313          28,045,527
                                      ------------------------------------
   Total liabilities and equity           53,624,743          61,995,639
                                      ====================================


    Please refer to our Form 10-Q as filed with the SEC for more in depth financial and company information.


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